Exhibit 99.1

LiveXLive Media Appoints Michael Zemetra as Chief Financial Officer

BEVERLY HILLS, CA – April 17, 2018 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, today announced that it has appointed Michael Zemetra as its chief financial officer effective April 13, 2018. Zemetra brings to LiveXLive significant financial and operational experience from his leadership roles with global companies across multiple industries.

Zemetra will succeed Jerry Gold, who guided LiveXLive through many important milestones in the company’s evolution, including its listing to NASDAQ, the acquisition of Slacker Radio and a transformative capital raise. Now that these activities are complete, Gold has been appointed chief strategy officer and has joined LiveXLive’s Board of Directors effective April 16, 2018. He will be advising on company strategy and music industry relations and working with Zemetra to ensure a seamless transition.

“We are sincerely grateful to Jerry for his outstanding leadership and continuing contributions to the growth and success of LiveXLive and are pleased to have him join the board,” commented Robert Ellin, CEO and chairman of LiveXLive. “Michael’s proven track record as a financial leader guiding highly relevant technology and media companies is an incredible asset that we will leverage as we continue to grow and build our market presence. As we approach the start of music festival season, we are extremely excited for our future and are focused on executing on the very significant opportunities ahead of us,” said Ellin.

Zemetra is a seasoned executive with extensive financial and operational experience in building, managing and scaling large global organizations, systems and operations. He has built and led financial organizations across multi-billion-dollar technology, media, ecommerce, entertainment, retail and telecommunications companies. Most recently Zemetra served as the divisional chief financial officer for the business cloud division of j2 Global (NASDAQ: JCOM).Prior to that, he served as chief financial officer and chief accounting officer for the in-flight entertainment services company, Global Eagle Entertainment (NASDAQ: ENT), and previously as senior vice president and chief accounting officer for digital content and media company, Demand Media, Inc. (now Leaf Group, NASDAQ: LFGR).

“LiveXLive is positioned to capitalize on the massive opportunities in streaming music and live events, and I am thrilled to join as its chief financial officer,” said Zemetra. “This is an exciting time to join the talented LiveXLive team, and I look forward to contributing to the next phase of the company’s growth and evolution.”

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About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company dedicated to music and live entertainment. The Company operates one of the only video streaming services for live music and original music-related content, “LiveXLive,” which creates a social, community-oriented experience for music lovers. The LiveXLive platform, and app, deliver premium live-streamed and on-demand video content from some of the world’s top music festivals and concerts, including Rock in Rio, Outside Lands Music and Arts Festival, Hangout Music Festival, and more, with featured live performances from world-renowned artists such as Rihanna, Katy Perry, Radiohead, Chance The Rapper, Bruce Springsteen, Maroon 5 and Major Lazer. Alongside the many live-streamed music events, LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. The Company is headquartered in Beverly Hills, CA, and its business also includes social influencer network, LiveXLive Influencers and internet radio service Slacker Radio (www.slacker.com). For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “would,” “should”, “could” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described in the Company’s Registration Statement on Form S-1, Amendment No. 5, filed with the Securities and Exchange Commission on December 15, 2017 (the “SEC”), and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law.

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Chris Tyson

MZ North America

chris.tyson@mzgroup.us

949-491-8235

Media Contact:

Kristi Mexia

Beck Media & Marketing

kristi.mexia@beckmedia.com

(310) 300-4800